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                                                                    Exhibit 4.67
                                                             English Translation


                  CONTRACT REGARDING EXCLUSIVE PURCHASING RIGHT

                                     BETWEEN

                                 LINKTONE LTD.,

                                     GU LEI,

                                       AND

                      SHANGHAI LANGYI ADVERTISING CO., LTD.

                              Date December 14, 2007
                                   -----------------




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This Contract (hereinafter called "This Contract") is signed by the following parties on December 14, 2007:
           -----------------

1. Linktone Ltd., a limited liability company founded at Cayman Islands with its registration address at: Cayman Islands, British West Indies (hereinafter called "Party A");

2. Gu Lei, a citizen of the People's Republic of China (hereinafter called "China"), his ID number is 310229197701210026, and his address is: Suite 410, 14, No.169 Lane, Qingshan Road, MinhangDistrict, Shanghai (hereinafter called "Party B");

3. Shanghai Langyi Advertising Co., Ltd, a limited liability company founded according to Chinese laws, and its registration address is: Room 201, Building 2, 700 Huangpo South Road, Luwan Distric, Shanghai (hereinafter called "Party C");

Party A, Party B, and Party C are individually called "one party" or collectively called "parties" herein.

WHEREAS:

1.   Party B holds 90% of the shares of Party C;

2. Party A and Party B signed the Loan Contract on December 14, 2007 (hereinafter called "Loan Contract");

3. Party C and Shanghai Linktone Software Co., Ltd , a subsidiary wholly funded by Party A in China, have signed a series of agreements including the Contract for Exclusive Technical and Consulting Services.

NOW THEREFOR, the three parties agree as follows:

1.   SHARES PURCHASING AND SELLING

     GRANTING OF RIGHTS

     Party B hereby grants Party A an irrevocable and exclusive right to, at anytime and as long as Chinese laws permit, purchase from Party B or appoint one or more persons (hereinafter called "Appointed Person") to purchase from Party B all or some of the shares of Party C that are held by Party B according to the right exercising steps decided by Party A and at the price specified in Clause 1.3 hereof (hereinafter called "Shares Purchasing Right"). No one other than Party A and the Appointed Person has the Shares Purchasing Right. Party C hereby agrees that Party B grants the Shares Purchasing Right to Party A. The so called "person" in this clause and in this Contract refers to an individual, a company, a joint venture, a partnership, an enterprise, a trust, or a non-company organization.



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     STEPS TO EXERCISE SUCH RIGHT

     When Party A exercises its Shares Purchasing Right, it shall abide by Chinese laws and regulations, and shall send Party B a written notice (hereinafter called "Notice for Shares Purchase") on which the following items shall be specified: (a) the decision of Party A to exercise its Shares Purchasing Right; (b) the shares that Party A plans to purchase from Party B (hereinafter called "Shares to Be Purchased"); and (c) Purchase Date/ Date of Shares Transfer.

     PURCHASE PRICE OF THE SHARES

     Except where the laws otherwise require an assessment, the purchase price of the Shares to Be Purchased shall be equal to the actual amount paid by Party B for the Shares to Be Purchased.

     TRANSFER OF THE SHARES TO BE PURCHASED

     Each time when Party A exercises its Shares Purchasing Right:

     (1) Party B shall demand Party C to promptly hold a shareholders meeting, in which a resolution to authorize Party B to transfer shares to Party A and/or the Appointed Person shall be passed.

     (2) Party B shall sign a contract of shares transfer with Party A (or the Appointed Person if applicable) according to this Contract and the Notice for Shares Purchase.

     (3) All the concerned parties shall sign all the other required contracts, agreements, or documents, obtain all the required governmental approvals, and take all the required actions, to, without additional guaranteed rights and interests, transfer the effective ownership of the Shares to Be Purchased to Party A and/or the Appointed Person and make Party A and/or the Appointed Person the duly registered owner of the Shares to Be Purchased. For the purposes of this Clause and this Contract, the "guaranteed rights and interests" include guarantee, mortgage, third-party rights or rights and interests, any shares purchasing right, purchasing right, preemptive right, set-off right, lien or other guarantee arrangements, however, for the avoidance of ambiguity, it shall be pointed out that the "guaranteed rights and interests" do not include any guaranteed right or interest rendered in this Contract or the Share Mortgage Contract of Party B. The Share Mortgage Contract of Party B mentioned in this Clause and this Contract refers to the shares mortgage contract signed by Shanghai Linktone Software Co., Ltd and Party B on the signing date of this Contract. According to the Share Mortgage Contract, Party B will mortgage all the shares of Party B held by Party C to Shanghai Linktone Software Co., Ltd for guaranteeing that Party C can perform the obligations under the Contract for Exclusive Technical and Consulting Services signed by Party C and Shanghai Linktone



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          Software Co., Ltd.

     PAYMENT

     Whereas it has been specified in the Loan Contract that all the income of Party B from the transfer of the shares of Party C held by Party B shall be used to pay Party A the loan pursuant to the Loan Contract, therefore, when Party B exercises its Shares Purchasing Right, the purchase price of the shares shall be used to pay Party A the loan and Party A does not need to pay Party B such purchase price of the shares.

2.   WARRANTIES REGARDING SHARES

2.1  WARRANTIES OF PARTY C

     Party C hereby warrants that:

     (1) Without a prior written content of Party A or its Chinese subsidiary Shanghai Linktone Software Co., Ltd, it won't add, change, or modify the Articles of Association of Party C in any way, increase or decrease the registered capital of Party C, or change the structure of the registered capital of Party C by other means;

     (2) It will keep its company continuously existent and carefully and effectively operate its business according to good financial and commercial standards and practices;

     (3) Without a prior written content of Party A or its Chinese subsidiary Shanghai Linktone Software Co., Ltd, it shall not sell, transfer, mortgage, or dispose in other ways, any asset, or business, or lawful or beneficial rights and interests, or set any other guaranteed rights and interests on them after the conclusion of this Contract;

     (4) Without a prior written content of Party A or its Chinese subsidiary Shanghai Linktone Software Co., Ltd, it shall not create, succeed to, guarantee, or allow any debt, except (i) the debt that happens in the normal or daily operation and not through money borrowing; and (ii) the debt that has been disclosed to Party A and approved by Party A in written form;

     (5) It will always operate all the businesses of the company normally to ensure the asset value of Party C, and it will not affect the operation and asset value of Party C in any way;

     (6) Without a prior written content of Party A or its Chinese subsidiary Shanghai Linktone Software Co., Ltd, it won't sign any important contract, except those contracts signed in the normal operations (in this Paragraph, a contract with a price more than 500,000 RMB will be considered as an important contract);



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     (7)  Without a prior written content of Party A or its Chinese subsidiary
          Shanghai Linktone Software Co., Ltd, it won't provide any loan or credit to any person;

     (8) Upon the request of Party A, provide it with all the operational and financial materials and documents of Party C;

     (9) It has bought insurances from and always has the insurances of an insurance company accepted by Party A, and the insurance coverage and types kept by it shall be the same to that held by the companies of the similar businesses and having similar asset or capital in the same region;

     (10) Without a prior written content of Party A or its Chinese subsidiary Shanghai Linktone Software Co., Ltd, it won't merge or be united with any person, or purchase or invest in any person;

     (11) It will immediately notify Party A of any lawsuit, arbitration, or administrative procedure that is relating to the asset, business, or income of Party C and has happened or may possibly happen;

     (12) It will sign all necessary or proper documents, take all necessary or proper actions, raise all necessary or proper claims, or use all necessary or proper means to answer all claims, to keep the ownership of Party C to all its assets;

     (13) Without a prior written content of Party A, it won't distribute any share interest to any shareholder in any way, but it will distribute all the distributable profits to all the shareholders immediately upon the request of Party A; and

     (14) Upon the request of the Chinese subsidiary of Party A Shanghai Linktone Software Co., Ltd, it will appoint any person appointed by Shanghai Linktone Software Co., Ltd to be the director of Party C.

2.2  WARRANTIES OF PARTY B

     Party B hereby warrants that:

     (1) Without a prior written content of Party A or its Chinese subsidiary Shanghai Linktone Software Co., Ltd, it won't sell, transfer, mortgage, or dispose in other ways, any asset, or business, or lawful or beneficial rights and interests, or permit any other guaranteed rights and interests set on them, after the conclusion of this Contract, except the mortgage to be set on the shares of Party B in accordance with the Shares Mortgage Contract of Party B;

     (2) It will urge the shareholders meeting of the company appointed by it not to approve,



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          without a prior written content of Party A or its Chinese subsidiary
          Shanghai Linktone Software Co., Ltd, the decision of selling, transferring, mortgaging, or disposing in other ways, any asset or business, or lawful or beneficial rights and interests, or the decision of permitting any other guaranteed rights and interests to be set on them, except otherwise the mortgage set on the shares of Party B in accordance with the Shares Mortgage Contract of Party B;

     (3) It will urge the shareholders meeting of the company appointed by it not to approve, without a prior written content of Party A or its Chinese subsidiary Shanghai Linktone Software Co., Ltd, the decision of merging or uniting any person, or purchasing or investing in any person;

     (4) It will immediately notify Party A of any lawsuit, arbitration, or administrative procedure that is relating to the asset, business, or income of Party C and has happened or may possibly happen;

     (5) It will urge the shareholders meeting of the company appointed by it to approve the transfer of the Shares to Be Purchased specified herein;

     (6) It will sign all necessary or proper documents, take all necessary or proper actions, raise all necessary or proper claims, or use all necessary or proper means to answer all claims, to keep the ownership of Party C to all its assets;

     (7) Upon the request of the Chinese subsidiary of Party A Shanghai Linktone Software Co., Ltd, it will appoint any person appointed by Shanghai Linktone Software Co., Ltd to be the director of Party C.

     (8) Upon the request of Party A at any time, it will unconditionally and immediately transfer its shares to the appointed representative by Party A or abandon its preemptive right on the shares transferred by another current shareholder to Party A or the appointed person by Party A;

     (9) It will strictly abide by this Contract and the other contracts jointly or separately signed by Party B, Party C, and Party A and Shanghai Linktone Software Co., Ltd, will earnestly perform all its obligations under those contracts, and will not conduct any act that may affect the validity and feasibility of those contracts.

3.   REPRESENTATIONS AND WARRANTIES

     Representations and warranties of Party B and Party C

     After signing this Contract and upon each transfer date, Party B and Party C hereby jointly or separately represent and undertake as follows:



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     (1)  That they have the right and capacity to sign and deliver this
          Contract and any shares transfer contract (hereinafter called "Transfer Contract") to be signed by either of them for each transfer of the Shares to Be Purchased in accordance with this Contract, and to perform all the obligations under this Contract and any Transfer Contract; once signed, this Contract and any Transfer Contract will constitute lawful, valid, binding, and enforceable obligations;

     (2) Neither the signing and delivery of this Contract and any Transfer Contract nor the performance of any obligation under this Contract and any Transfer Contract will: (i) cause a violation of any relevant Chinese law; (ii) be in conflict with the Articles of Association of their company or the other documents of their company; (iii) cause a violation or a breach of any contract or document in which one of them is party; (iv) cause a violation of any condition under which any permit or approval is granted to them or remains effective; or (v) cause the suspension or withdrawal of or any additional condition to any permit or approval granted to them;

     (3) Party B has a sound and saleable ownership to all the assets and sets no guaranteed rights and interests on such assets;

     (4) Party C does not have any unpaid debt, except: (i) the debts that happen during the normal business operations;; and (ii) the debts that have been disclosed to and approved by Party A;

     (5) Party C will abide by all the laws and regulations applicable to the asset purchase;

     (6) Currently they don't have on-going, unsettled, or possible lawsuit, arbitration, or administrative procedure regarding shares, the asset of Party C, or the company.

4.   EFFECTIVE DATE

     This Contract will enter into force once all the parties sign it, remain effective for 10 years, and may be renewed for another 10 years at the discretion of Party A.

5.   GOVERNING LAW AND SETTLEMENT OF DISPUTE

     GOVERNING LAW

     The execution, validity, interpretation, and performance of this Contract as well as the settlement of any dispute hereunder shall be governed by Chinese laws.




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     SETTLEMENT OF DISPUTE

     Any dispute arising from interpretation and performance of this Contract shall be settled by the parties hereto first through friendly negotiation. If such dispute cannot be settled within 30 days after one party sends a written notice of friendly settlement to another party, then any party may submit such dispute to China International Economic and Trade Arbitration Commission and have that Commission to arbitrate it according to its arbitration rules effective by then in Shanghai. The arbitration award will be final and binding to all the parties.

6.   TAXES AND FEES

     Each party shall be responsible for any and all the transfer and registration taxes, expenses, and fees that happen or are imposed for the preparation and conclusion of this Contract and all the Transfer Contracts and the completion of the scheduled transactions under this Contract and those Transfer Contracts according to Chinese laws.

7.   NOTICE

     The notices or the other communications that this Contract requires any party or the company to send shall be made in the Chinese language and delivered by a special person or by means of mailing or fax or other ways at any time to the following addresses or the other addresses informed by the sending party at any time. The date on which a notice is actually served shall be decided in the following ways: (a) as for the notice sent by a special person, it shall be considered have been actually served on the same day on which the special person delivers the notice; (b) As for the notice sent by means of mailing, it shall be considered have been actually served on the 10th day following the date (on the postal seal) on which the notice is sent out by a prepaid registered air mail; and (c) As for the notice sent by means of fax, it shall be considered have been actually served depending on the receiving time on the transmission confirmation bill.

     Party A: Linktone Ltd.
     Address: Cayman Islands, British West Indies
     Tel:
     Fax:

     Party B: Gu Lei
     Address: Suite 410, 14, No.169 Lane, Qingshan Road, Minxing District,
              Shanghai

     Party C: Shanghai Langyi Advertising Co., Ltd.
     Address: Room 201, Building 2, 700 Huangpo South Road, Luwan Distric,
              Shanghai




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     Fax:
     Tel:

8.   CONFIDENTIALITY

     Each party acknowledges and confirms to the others that any oral or written information exchanged for this Contract is confidential information. All the parties shall keep all such information secret and may not disclose to any third party without a prior written content of the other party, except
     (a) the information is known or will be known by the public (only when not disclosed to the public by the receiving party at its own discretion); (b) the information required for disclosure by laws or associated transaction rules; (c) the information that any party needs to disclose to its legal or financial consultant for the transactions specified herein, in such case such legal or financial consultant shall also needs to be bound to the similar confidentiality obligations of this Article. The disclosure made by the employees or hired organization of any party shall be considered a disclosure made by such party, which shall be responsible for breach of this Contract. This Article will remain effective after this Contract is terminated for any reason.

9.   FURTHER WARRANTIES

     All the parties agree to promptly sign all the documents that are reasonably required for the fulfillment of all the provisions and purposes of this Contract or favorable to them, and agree to take further actions that are reasonably required for the fulfillment of all the provisions and purposes of this Contract or favorable to them.

10.  MISCELLANEOUS

     MODIFICATION, AMENDMENT, AND SUPPLEMENTATION

     For any modification, amendment and supplementation to this Contract, all the parties must sign a written agreement.

     COMPLIANCE OF LAWS AND REGULATIONS

     All the parties shall abide by and guarantee their operations to comply with all the laws and regulations officially promulgated and publicly available.

     ENTIRE AGREEMENT

     Except the modification, amendment and supplementation to this Contract made after the conclusion of this Contract, this Contract and Appendix 1 constitute the entire contract between all the parties in respect of the subject matter of this Contract and replace all the




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     previous oral or written negotiations, presentations, and agreements made for the subject matter of this Contract.

     TITLES

     The titles used herein are only for the convenience of reading and shall not be used for interpretation, specification or in the other ways to affect the meaning of each provision hereof.

     LANGUAGE

     This Contract is made in Chinese and in three copies.

     SEVERABILITY

     In the event that one or more of the provisions hereof is determined invalid, unenforceable, or illegal by any applicable law or regulation, the validity, enforceability or legality of the other provisions hereof shall not be affected or impaired for that reason on any aspect. All the parties shall try to replace those invalid, unenforceable, or illegal ones through good-faith negotiation with valid provisions that can produce similar economic effect as those invalid, unenforceable, or illegal ones.

     SUCCESSORS

     (a) This Contract is binding and favorable to the successors of all the parties and the assignees permitted by all the parties.

     REMAINING EFFECTIVE

     (a) Any obligation that happens or become due under this Contract before the expiration or advanced termination of this Contract shall continue to be effective after the expiration or advanced termination of this Contract.

     (b) Article 5, Article 7, and Clause 10.8 hereof shall remain effective after the termination of this Contract.

     WAIVER

     Any party's waiver of the terms and conditions of this Contract must be made in written form by such party and signed by all the three parties hereto. The waiver of one party towards an instance of contract noncompliance by another party shall not be deemed a waiver of such party to similar contract noncompliance in other circumstances.




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IN WITNESS WHEREOF, this Contract has been executed by the respective duly authorized representatives of the three parties on the date on the contract cover.

Agreed and signed by:


Party A: Linktone Ltd.
Authorized Representative: /s/ Linktone Ltd.
                           -------------------
Name:
Title:


Party B:Gu Lei (ID number: 310229197701210026)


Signature: /s/ Gu Lei
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Name:


Party C: Shanghai Langyi Advertising Co., Ltd.

Authorized Representative:  /s/ Shanghai Langyi Advertising Co., Ltd.
                            -----------------------------------------
Name:
Title: